UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 1, 2009

TERRA NOVA FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Illinois	000-24057	75-2375969
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of Principal Executive Offices)     (Zip Code)

(312) 827-3600
(Registrant's telephone number, including area code)

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

             On May 1, 2009, the Registrant issued a press release announcing its results of operations for the quarter ended March 31, 2009. The press release is contained in Exhibit 99.1 hereto. The press release is being furnished, and shall not be deemed to be "filed", with the SEC, nor shall it be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 7.01	Regulation FD Disclosure

             On May 1, 2009, the Registrant announced in a press release that its Board of Directors approved a share repurchase plan authorizing management to repurchase up to $3,000,000 of Terra Nova Financial Group, Inc.'s outstanding common stock. The authorized stock repurchases are to be made in the open market, in block transactions, or in privately negotiated transactions and may be made from time to time or in one or more larger repurchases, all as determined by the officers of the Registrant in their reasonable discretion. The Registrant intends to conduct the repurchases in compliance with Securities and Exchange Commission Rule 10b-18. The Board action allows the program to commence on May 5, 2009 and continue until April 30, 2010. The program does not obligate the Registrant to acquire any particular amount of common stock and the program may be modified, suspended or terminated at any time at the Registrant's discretion. The press release is contained in Exhibit 99.1 hereto. The press release is being furnished, and shall not be deemed to be "filed", with the SEC, nor shall it be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits

             (d) Exhibits.

Exhibit No.	Document
99.1	Press Release, dated May 1, 2009

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TERRA NOVA FINANCIAL GROUP, INC. (Registrant)

By: /s/ Michael G. Nolan
Michael G. Nolan, President and Chief Executive Officer

Date: May 1, 2009

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated May 1, 2009